QuickLinks -- Click here to rapidly navigate through this document

United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-A

For registration of certain classes of securities
pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

HAMPDEN BANCORP, INC.
(Exact name of the Registrant as specified in its charter)

Delaware (State of incorporation or organization)	20-5714154 (I.R.S. Employer Identification No.)
19 Harrison Avenue Springfield, MA 01102 (Address of Principal Executive Offices) (Zip Code)

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, $0.01 par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file number to which this Form relates (if applicable):
File No. 333-137359

Securities to be registered pursuant to Section 12(g) of the Exchange Act:    None

Item 1.    Description of The Registrant's Securities to be Registered

        The description of the Common Stock of the Registrant set forth under the caption "Description of Hampden Bancorp Capital Stock" in the Registrant's Registration Statement on Form S-1 (File No. 333-137359) as filed with the Securities and Exchange Commission on September 15, 2006, as amended (the "Registration Statement"), and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

Item 2.    Exhibits

        The following exhibits are filed herewith or are incorporated by reference as indicated below.

Exhibit Number	Description
3.1*	Amended and Restated Certificate of Incorporation of the Registrant
3.2*	Restated By-laws of the Registrant
4.1**	Specimen Stock Certificate

*
Incorporated by reference to the identically numbered exhibit to the Registration Statement.

**
Incorporated by reference to the identically numbered exhibit to Amendment No. 1 to the Registration Statement.

2

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HAMPDEN BANCORP, INC.
By:	/s/ THOMAS R. BURTON Thomas R. Burton President and Chief Executive Officer
Date: November 9, 2006

3

Exhibit Index

Exhibit Number	Description
3.1*	Amended and Restated Certificate of Incorporation of the Registrant
3.2*	Restated By-laws of the Registrant
4.1**	Specimen Stock Certificate

*
Incorporated by reference to the identically numbered exhibit to the Registration Statement.

**
Incorporated by reference to the identically numbered exhibit to Amendment No. 1 to the Registration Statement.

4

QuickLinks

  Item 1. Description of The Registrant's Securities to be Registered
  Item 2. Exhibits
SIGNATURE
Exhibit Index